Exhibit 10.12i

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made as of the ___ day of October, 2021 (“Effective Date”), by and between Globe Building Company, a Missouri general partnership (“Landlord”), and Stereotaxis, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 1, 2021 (the “Original Lease”), for space on the ground floor of the building known as the Globe Building, located at 710 N. Tucker, St. Louis, Missouri; and

WHEREAS, the parties hereto modified the Original Lease by the First Amendment to Lease Agreement dated March 30, 2021 (as modified, the “First Amended Lease”); and

WHEREAS, the parties hereto have agreed to modify the First Amended Lease in the manner hereinafter described (the First Amended Lease as amended by this Second Amendment to Lease is referred to as the “Lease”); and

WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Creation of Final Tenant Improvement Bid and Final Tenant Improvement Plans. Exhibit E, Section A (iii) to the Lease describes the procedure for the modification of Approved Construction Document Tenant Improvement Plans and Preliminary MEP Plans into the final plans that will be used to construct the Tenant Improvements. Tenant and Landlord have followed that procedure and have agreed on “Final Tenant Improvement Plans” and a “Final Tenant Improvement Bid” (as both those terms are defined in the First Amended Lease).

2. Final Tenant Improvement Plans: Tenant and Landlord agree that Exhibit 1 to this Second Amendment to Lease—consisting of the Remiger Design Stereotaxis DD Pricing Set dated 4/9/21, as amended by a CD Bid Set dated 4/30/21, as amended by Addendums 1 & 2 dated 5/21/21 and 5/31/21 respectively, and finally by the addendums made during the value engineering process which are described in the Addendum 5 dated 8/30/21—constitute the Final Tenant Improvement Plans. In the event of any conflict between the Addendum dated 8/30/21 and the earlier drawings, the Addendum dated 8/30/21 shall control.

3. Final Tenant Improvement Bid: Tenant and Landlord accept that Exhibit 2 to this Second Amendment to Lease constitutes the Final Tenant Improvement Bid, which is based on the Final Tenant Improvement Plans as amended by the Addendum 5 dated 8/30/21.

4. Modifications to Final Tenant Improvement Plans and Final Tenant Improvement Bid: Tenant and Landlord acknowledge that they are still exploring methods of value engineering the design of the Tenant Improvements. Any changes in the Final Tenant Improvement Plans and/or Final Tenant Improvement Bid from Exhibits 1 and 2 (respectively) shall be handled as a Change Order pursuant to Exhibit E, Section E, to the Lease.

5. TI Shortfall: Per Section C of Exhibit E to the Lease and as of the Effective Date, the amount by which the TI Costs exceeds the Allowance Funds is the TI Shortfall. The Allowance Funds consist of the following:

$1,426,595 per the allowances provided for in the Lease; plus the following amounts from the Tenant Improvement Bid that the Parties agree should be included in Landlord Delivery Condition. Rather than rebid the project, the Parties agree to adjust the Allowance Funds as follows (all numbers below include general contractor’s general conditions, profit and overhead totaling 18%, as applicable):

●	$20,425.80 for upgrading the glass walls around the conference rooms and CEO office.
●	$10,014.66 for installation of motorized and insulated garage door to the new loading dock.
●	$6,490.00 for new doorway and lighting in the Storage Space.
●	$3,750.00 for Landlord’s agreed upon contribution to the fly-through created by Remiger.

$40,680.46 Total Additional Allowance FUNDS

Therefore, the Allowance Funds are: $1,467,275.46.

The Final Tenant Improvement Bid is $3,220,399.

The TI Shortfall is ($3,220,399-$1,467,275.46) = $1,753,123.54.

The ratios of Allowance Funds and TI Shortfall to the Final Tenant Improvement Bid are as follows:

TI Shortfall:	54%
Allowance Funds:	46%

The Parties agree that if any modifications are made to the Final Tenant Improvement Plans and/or Final Tenant Improvement Bid following the Effective Date pursuant to Section 4 above, and such changes affect the costs of the above Tenant Improvements, TI Costs, Allowance Costs and/or TI Shortfall, Landlord shall account for such modified costs and adjust the above calculations within 30 days following final completion of the Tenant Improvements in accordance with Section C of Exhibit E.

6. Miscellaneous.

a. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute but one and the same instrument. Facsimile signatures on any counterpart shall be effective as an original signature, but the parties hereto agree to deliver to the other original signatures within thirty (30) days after the date of this Second Amendment.

b. Except as expressly amended and modified hereby, all of the terms and provisions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

c. In the event of any conflict between the terms of this Second Amendment and the terms of the Lease, the terms of this Second Amendment shall govern and control.

d. This Second Amendment shall inure to the benefit of the parties hereto and their respective successors and assigns.

e. Tenant acknowledges that the First Amended Lease as amended by this Second Amendment contains the entire agreement between Landlord and Tenant relating to Tenant’s lease of the Premises, and supersedes all prior discussions, representations, communications and agreements between them related to Tenant’s lease of the Premises.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year set forth above.

TENANT:		LANDLORD:

STEREOTAXIS, INC., a Delaware corporation		GLOBE BUILDING COMPANY, a Missouri general partnership

By:	/s/ Kimberly R. Peery	By:	/s/ Steven M. Stone
Name:	Kimberly R. Peery		Steven M. Stone, Authorized Representative
Title:	CFO